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                                                                     EXHIBIT 15

               LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

August 5, 1999

UnitedHealth Group:

We are aware that UnitedHealth Group has incorporated by reference in its Registration Statements Nos. 2-95342, 33-03558, 33-22310, 33-27208, 33-36579,
33-50282, 33-59083, 33-59623, 33-63885, 33-67918, 33-68300, 33-75846,
33-79632, 33-79634, 33-79636, 33-79638, 333-01517, 333-01915, 333-02525,
333-04401, 333-04875, 333-05291, 333-05717, 333-06533, 333-25923, 333-27277,
333-41661, 333-44569, 333-44613, 333-45289, 333-45319, 333-50461, 333-55777,
333-71007 and 333-81337, its Form 10-Q for the quarter ended June 30, 1999, which includes our report dated August 5, 1999 covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP